                                                                      Exhibit 24

                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints each of Edward F. Houff and Karen E. Herbert, or either of them, signing singly, the undersigned's true and lawful attorney-in-fact to:

                  (1) execute for and on behalf of the undersigned, in the
         undersigned's capacity as an officer and/or director of Kaiser Aluminum
         Corporation and/or Kaiser Aluminum & Chemical Corporation, Forms 3, 4
         and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in respect of the securities of Kaiser
         Aluminum Corporation or Kaiser Aluminum & Chemical Corporation;

                  (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file any such form or forms with the
         United States Securities and Exchange Commission and any stock exchange or similar authority; and

                  (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that either such attorney-in-fact, or either such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is Kaiser Aluminum Corporation or Kaiser
Aluminum & Chemical Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

         The execution by the undersigned of this power of attorney hereby expressly revokes and terminates any powers of attorney previously granted by the undersigned relating to Forms 3, 4 and 5 in respect of the securities of
Kaiser Aluminum Corporation or Kaiser Aluminum & Chemical Corporation. This
power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Kaiser Aluminum Corporation or Kaiser Aluminum & Chemical Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of the 22nd day of October, 2002.

                                          /S/ K. S. VASAN